UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 4, 2007

VIKING SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	000-49636 (Commission File Number)	86-0913802 (I.R.S. Employer Identification No.)

4350 La Jolla Village Drive, Suite 900
San Diego, CA 92121
(Address of Principal Executive Offices)
(858) 431-4010

(Registrants telephone number, including area code)
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On April 4, 2007, Viking Systems, Inc. (“Viking”) entered into an OEM License and Reseller Agreement (“Agreement”) with LiveData, Inc. (“LiveData”). Material terms of the Agreement include the following.

•	LiveData granted Viking a license to use LiveData technology within Viking-developed products.
•	LiveData granted Viking the right to license LiveData’s OR-Dashboard and Historian to Viking customers for use in operating rooms.
•
Viking agreed to pay LiveData $325,000 in prepaid licenses and non-recurring expenses for engineering to integrate LiveData technology into Viking products. In the event that Viking does not receive additional financing by June 30, 2007, $100,000 of this obligation is cancelable.

•	The Agreement terminates April 4, 2010, but may be terminated under certain circumstances and may be extended by the mutual agreement of Viking and LiveData.

We intend to file the Agreement with the Securities and Exchange Commission in the future and will seek confidential treatment for certain material terms of the Agreement at such time.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viking Systems, Inc.

Date: April 6, 2007	By:	/s/ Donald Tucker

Donald Tucker Chief Executive Officer